CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-187611) pertaining to the Stock Option Subscription Plan, BSA Subscription Plan and BSA (Warrants) Issuance Agreements dated June 26, 2012 of Sequans Communications S.A.,

(2)	Registration Statement (Form S-8 No. 333-194903) pertaining to the Stock Option Subscription Plan and BSA (Warrants) Issuance Agreements dated June 25, 2013 of Sequans Communications S.A;
(3)
Registration Statement (Form S-8 No. 333-203539) pertaining to the Stock Option Subscription Plan 2014-1, BSA Subscription Plan 2014-1 and BSA (Warrants) Issuance Agreements dated June 26, 2014, of Sequans Communications S.A.,

(4)	Registration Statement (Form S-8 No. 333-211011) pertaining to the Stock Option Subscription Plan 2015-1 and BSA (Warrants) Issuance Agreements dated June 29, 2015, of Sequans Communications S.A.,
(5)
Registration Statement (Form S-8 No. 333-214444) pertaining to the Stock Options Subscription Plan 2016-1, Restricted Share Award Plan 2016-1, BSA (Warrants) Subscription Plan 2016-1, BSA (Warrants) Subscription Plan 2016-2 and BSA (Warrants) Issuance Agreements dated June 28, 2016, of Sequans Communications S.A.,

(6)	Registration Statement (Form S-8 No. 333-215911) pertaining to the Restricted Share Award Plan 2016-2 Agreement dated June 28, 2016, of Sequans Communications S.A.,
(7)
Registration Statement (Form S-8 No. 333-219430) pertaining to the Stock Option subscription Plan 2017-1, Restricted Share Aware Plan 2017-1, Restricted Share Aware Plan 2017-2, Restricted Share Aware Plan 2017-3, BSA (Warrants) Issuance Agreement 2017-1, BSA (Warrants) Issuance Agreement 2017-2 and BSA (Warrants) Issuance Agreements dated June 30, 2017, of Sequans Communications S.A.,

(8)
Registration Statement (Form S-8 No. 333-226458) pertaining to the Stock Option Subscription Plan 2018, Restricted Share Award Plan 2018-1, Restricted Share Award Plan 2018-2, BSA 2018-1 (Warrants) Issuance Agreement, BSA 2018-2 (Warrants) Issuance Agreement, BSA (Warrants) Issuance Agreement, dated June 29, 2018, and Restricted Share Award Plan 2018-4, of Sequans Communications S.A.,

(9)
Registration Statement (Form S-8 No. 333-233473) pertaining to the Stock Option Subscription Plan 2019, Restricted Share Award Plan 2019-1, Restricted Share Award Plan 2019-2, BSA 2019-1 (Warrants) Issuance Agreement, BSA 2019-2 (Warrants) Issuance Agreement, and BSA (Warrants) Issuance Agreement, Dated July 1, 2019, of Sequans Communications S.A.,

(10)
Registration Statement (Form S-8 No. 333-239968) pertaining to the Stock Option Subscription Plan 2020, Restricted Share Award Plan 2020-1, Restricted Share Award Plan 2020-2, BSA 2020-1 (Warrants) Issuance Agreement, BSA 2020-2 (Warrants) Issuance Agreement, and Stock Warrants Issuance Agreement, Dated June 29, 2020, of Sequans Communications S.A.,

(11)	Registration Statement (Form F-3 No. 333-250122) of Sequans Communications S.A.,
(12)	Registration Statement (Form F-3 No. 333-255865) of Sequans Communications S.A.,
(13)
Registration Statement (Form S-8 No. 333-259914 ) pertaining to the Stock Option Subscription Plan 2021, Restricted Share Award Plan 2021-1, Restricted Share Award Plan 2021-2, Partner Warrants 2021-1 Issuance Agreement, Partner Warrants 2021-2 Issuance Agreement, Director Warrants Issuance Agreement Dated June 25, 2021, of Sequans Communications S.A.,

(14)	Registration Statement (Form S-8 No. 333-266481) pertaining to Stock Option Subscription Plan 2022, Restricted Share Award Plan 2022-1, Restricted Share Award Plan 2022-2, Partner Warrants 2022-1 Issuance Agreement, Partner Warrants 2022-2 Issuance Agreement, Director Warrants Issuance Agreement, Dated June 24, 2022
of our reports dated March 31, 2023, with respect to the consolidated financial statements of Sequans Communications S.A. and the effectiveness of internal control over financial reporting of Sequans Communications S.A. included in this Annual Report (Form 20-F) of Sequans Communications S.A. for the year ended December 31, 2022.

/s/ Ernst & Young Audit
Paris - La Défense, France

March 31, 2023